UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2019

HST Global, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-15303	73-1215433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Research Drive, Hampton, VA		23666
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 766-6100

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b 2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2019, HST Global, Inc., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Orbital Group, Inc., a Nevada corporation (the “Seller”) to purchase the Seller’s contract rights (the “Assets”) to a revenue sharing agreement between the Seller and VeraClaim, Ltd. (“VeraClaim”).

The Acquisition is subject to customary closing conditions and is expected to close on or around September 15, 2019. Prior to closing the Acquisition, the Company will effect a reverse stock split of its common stock sufficient to ensure that no more than 3,450,000 shares of common stock are outstanding immediately prior to closing the Acquisition, and at closing of the Acquisition, the Company will pay to the Seller 19,500,000 shares of Company common stock as the purchase price for the Assets.

The foregoing description of the Agreement and its terms is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report:

10.1 Asset Purchase Agreement dated August 15, 2019, by and among HST Global, Inc. and Orbital Group, Inc. *

* Portions of the agreement with personal identifying information have been omitted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2019	HST GLOBAL, INC.

/s/ Ron Howell
Name: Ron Howell
Title: Chief Executive Officer